Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                 ARRAN2005

Arran Funding Limited - Series:          05-B

ABS - Credit Card - Bank, Closing Date:  December 15, 2005

As at:                                   March 15, 2006

                       RATING (S&P/Moodys/Fitch)       POOLFACTOR         PAY        NEXT PAY                COUPON
TRANCHE   CURRENCY     ORIGINAL       CURRENT      ORIGINAL   CURRENT  FREQUENCY      DATE          BASIS                   CURRENT
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
Class A1     USD     AAA /Aaa/AAA   AAA /Aaa/AAA     100%      100%   Quarterly   15 Mar 2006 3 Mth $ LIBOR + 0.05%         4.54125%
Class A2     EUR     AAA /Aaa/AAA   AAA /Aaa/AAA     100%      100%    Monthly    15 Mar 2006 1 Mth EURIBOR +0.09%          2.52700%
Class A3     GBP     AAA /Aaa/AAA   AAA /Aaa/AAA     100%      100%   Quarterly   15 Mar 2006 3 Mth (pound) LIBOR +0.09%    4.73875%
Class B3     GBP        A/A1/A         A/A1/A        100%      100%   Quarterly   15 Mar 2006 3 Mth (pound) LIBOR +0.26%    4.90875%
Class C1     USD      BBB/Baa2/NR   BBB/Baa2/NR      100%      100%   Quarterly   15 Mar 2006 3 Mth $ LIBOR +0.40%          4.89125%
Class C3     GBP      BBB/Baa2/NR   BBB/Baa2/NR      100%      100%   Quarterly   15 Mar 2006 3 Mth (pound) LIBOR +0.46%    5.10875%

        Scheduled start of Controlled Accumulation Period:       1 June, 2009
        Expected maturity:                                       15 December, 2010
        Legal final maturity:                                    15 December, 2012
        Structure:                                               Sr/sub Seq Pay
        Tax Election:                                            Debt
        Amort. Type:                                             Soft Bullet
        Transferors:                                             The Royal Bank of Scotland plc / National Westminster Bank plc
        Originators:                                             The Royal Bank of Scotland plc / National Westminster Bank plc
        Servicer:                                                RBS Cards, a division of The Royal Bank of Scotland plc
        Trustee:                                                 Bank of New York (The)
        Underwriter:                                             The Royal Bank of Scotland plc

Pool Performance
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Month end        Gross       Expense     Gross Charge      Net Charge    Excess           Excess         Transferor Interest
               Yield (%)    Rate (%)     Off Rate (%)     Off Rate (%)  Spread (%)      Spread (%)            %       Min %
                                                                                      Roll 1/4 Ave
Feb 28, 2006    18.24%        5.11%           5.88%           5.76%       7.37%            N/A             44.54%       6%
Jan 31, 2006    19.99%        5.47%           6.22%           6.17%       8.35%            N/A             45.20%       6%
Dec 31, 2005    19.85%         N/A            6.16%           6.12%        N/A             N/A             46.35%       6%

        Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

               The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.
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
Delinquencies (loans which are 30 days or more past due)
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                                                 (% Pool)
                    -----------------------------------------------------------------------------
Month end           30-59 days       60-89 days            90-179 days             180+ days               Total
Feb 28, 2006          1.32%            0.97%                  2.32%                  3.24%                 7.85%
Jan 31, 2006          1.27%            0.93%                  2.27%                  3.11%                 7.58%
Dec 31, 2005          1.17%            0.92%                  2.18%                  2.99%                 7.26%

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

Payment Rate
--------------------------------------------------------------------------------
                             Payments                              Pool balance
               --------------------------------                    ------------
Month End      Total ((pound)000)      Rate (%)                     (pound)000

Feb 28, 2006        1,071,000           20.3%                        5,212,805
Jan 31, 2006        1,239,175           23.0%                        5,275,021
Dec 31, 2005        1,200,030           22.3%                        5,388,175

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Average Actual Balance:                   (pound)      1,115

Number of Accounts:                                4,677,142
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IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's
Report as of the 15th day of March, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business